                                                                EXHIBIT 1.A.5(f)
                                                                        NEV-45-2

Rider: Decreasing Term Insurance


THE COMPANY agrees that if the Insured dies while this Rider is in force, the applicable Amount Insured shown in the attached Table of Decreasing Term Insurance Provided By Rider will be paid.


RENEWAL
The Rider will be renewed automatically for successive periods of one year from the Expiry Date to a new expiry date one year later by payment of the monthly deduction for the Rider. It cannot be renewed beyond the Final Expiry Date shown in the Policy Schedule.

TERM INSURANCE
The amount of insurance during any rider year is shown in the Table of Decreasing Term Insurance Provided By Rider. If any insurance provided by this Rider is exchanged for a new policy, you will be given a new Table of Decreasing Term Insurance Provided By Rider.

COST OF RIDER
The cost of this Rider is charged as part of the Monthly Deductions. The rates will be set by the Company each year on the policy anniversary based on the expectations of the Company as to future experience. The rates for the Rider will never be more than the rates shown in the Table of Guaranteed Monthly Insurance Rates per $1,000 of Decreasing Term Insurance.

DATE OF ISSUE
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.

NOT CONTESTABLE AFTER TWO YEARS
This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

Insured:

SUICIDE WITHIN TWO YEARS
If the Insured dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of term insurance will not be paid; and the amount payable under the Rider will be limited to the monthly deductions made to pay for the Rider.

CONTRACT
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

EXCHANGE OPTION
The Owner, before the policy anniversary on which the Insured is 85, can from time to time exchange any portion of the insurance then in force under this Rider for a new policy. The new policy will be issued:

-        Without proof that the Insured is insurable;

-        With a Face Amount equal to the amount of term insurance exchanged;

-        With the same Insured as this Rider;

- Based on the actual underwriting class to which the Insured was assigned by the Company on the Date of Issue of this Rider;

- On any plan of whole life insurance, with a level face amount, issued by the Company on the Policy Date of the new policy;

- On a policy form and at rates in use by the Company on the Policy Date of the new policy;

-        With a current Policy Date and Age of Insured; and

- Subject to any assignments and limitations to which this Rider is subject, and to the payment of the first premium for the new policy.

The exchange may be made only with the consent of the Company if:

- The amount exchanged or the amount of term insurance to be continued under this Rider is less than the Company's published minimum limits of issue; or

-        Any rider is to be attached to the new policy.

The Contestable and Suicide periods of the new policy will be measured from the Date of Issue of this Rider.


NEV-45-2                                                          (Continued)
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TERMINATION
This Rider will terminate upon the earliest of:

-        Termination or maturity of the Policy;

- Exchange of the entire amount of insurance provided under the Rider for a new policy;

- Receipt by the Company at its Home Office of written request signed by the Owner of the Policy to terminate the Rider; and

-        The end of the Final Expiry Date shown for the Rider in the Policy
         Schedule.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

ABCD                         ABCD
President                  Secretary


NEV-45-2

                                                                        NEV-46-2

Rider: Level Term Insurance


THE COMPANY agrees that if the Insured dies while this Rider is in force, the amount of level term insurance under this Rider will be paid.

RENEWAL
The Rider will be renewed automatically for successive periods of one year from the Expiry Date to a new expiry date one year later by payment of the monthly deduction for the Rider. It cannot be renewed beyond the Final Expiry Date shown in the Policy Schedule.

COST OF RIDER
The cost for this Rider is charged as part of the Monthly Deductions. The rates will be set by the Company each year on the policy anniversary based on the expectations of the Company as to future experience. The rates for the Rider will never be more than the rates shown in the Table of Guaranteed Monthly Insurance Rates per $1,000 of Level Term Insurance.

DECREASE IN TERM AMOUNT
After the first policy year, the Term Amount can be decreased on the first day of any policy month by written application to the Company; but only if the Term Amount which will remain after a decrease is at least $10,000, except with the consent of the Company. The application for a decrease will be made a part of the Rider.

DATE OF ISSUE
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.

NOT CONTESTABLE AFTER TWO YEARS
This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

Insured:

SUICIDE WITHIN TWO YEARS
If the Insured dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of level term insurance will not be paid; and the amount payable under the Rider will be limited to the monthly deductions made to pay for the Rider.

CONTRACT
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

EXCHANGE OPTION
The Owner, before the policy anniversary on which the Insured is 85, can exchange this Rider for a new policy. The new policy will be issued:

-        Without proof that the Insured is insurable;

- With a Face Amount equal to the amount of term insurance then provided by this Rider;

-        With the same Insured as this Rider;

- Based on the actual underwriting class to which the Insured was assigned by the Company on the Date of Issue of this Rider;

- On any plan of whole life insurance, with a level face amount, issued by the Company on the Policy Date of the new policy;

- On a policy form and at rates in use by the Company on the Policy Date of the new policy;

-        With a current Policy Date and Age of Insured; and

- Subject to any assignments and limitations to which this Rider is subject, and to the payment of the first premium for the new policy.

The exchange may be made only with the consent of the Company if:

- The amount exchanged under this Rider is less than the Company's published minimum limits of issue; or

-        Any rider is to be attached to the new policy.

The Contestable and Suicide periods of the new policy will be measured from the Date of Issue of this Rider.



NEV-46-2                                                           (Continued)

TERMINATION
This Rider will terminate upon the earliest of:

-        Termination or maturity of the Policy;

-        Exchange of the Rider for a new policy;

- Receipt by the Company at its Home Office of written request signed by the Owner of the Policy to terminate the Rider; and

-        The end of the Final Expiry Date shown for the Rider in the Policy
         Schedule.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

ABCD                         ABCD
President                  Secretary



NEV-46-2

                                                                        NEV-47-1

Rider: Survivorship Four Year Level Term Insurance


THE COMPANY agrees that if the Last Death occurs while this Rider is in force, the amount of Level Term Insurance will be paid as a part of the policy proceeds.


COST OF RIDER
The cost for this Rider is charged as part of the Monthly Deductions. The rates will be set by the Company each year on the policy anniversary based on the expectations of the Company as to future experience. The rates for the Rider will never be more than the rates shown in the Table of Guaranteed Monthly Insurance Rates Per $1,000 of Survivorship Four Year Level Term Insurance.

DATE OF ISSUE
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.

NOT CONTESTABLE AFTER TWO YEARS
With respect to statements made in the application, this Rider will not be contestable after it has been in force, for statements regarding: Insured 1, during the life of Insured 1 for two years from its Date of Issue; and Insured 2, during the life of Insured 2 for two years from its Date of Issue.


SUICIDE WITHIN TWO YEARS
If either of the Insureds dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of Level Term Insurance will not be paid; and the amount payable under the Rider will be limited to the Monthly Deductions made to pay for the Rider.

CONTRACT
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

TERMINATION
This Rider will terminate upon the earliest of: (a) termination or maturity of the Policy; (b) receipt by the Company at its Home Office of written request signed by the Owner of the Policy to terminate the Rider; and (c) the end of the Expiry Date shown for the Rider in the Policy Schedule.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts


ABCD                         ABCD
President                  Secretary




NEV-47-1